Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of Uranium Resources, Inc. of our report dated March 13, 2008, relating to our audit of  the consolidated financial statements  and internal control over financial reporting, which appear in the the Annual Report on Form 10-K/A of Uranium Resources, Inc. for the year ended December 31, 2007.

We also consent  to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Hein & Associates LLP

Dallas, Texas
May 22, 2008